UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 15, 2013
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On May 15, 2013, Sun Communities Operating Limited Partnership (“SCOLP”), the primary operating subsidiary of Sun Communities, Inc. (the “Company”), and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A. (“Citibank”), as Administrative Agent, Swing Line Lender and L/C Issuer, Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Running Managers, Bank of America, N.A., as Syndication Agent, BMO Capital Markets, as Joint Lead Arranger, and Bank of Montreal and Fifth Third Bank, as Co-Documentation Agents.
Pursuant to the Credit Agreement, SCOLP may borrow up to $350.0 million under a senior secured revolving credit facility (the “Facility”). The Facility has a four-year term ending May 15, 2017, and at SCOLP's option the maturity date may be extended for an additional one year, subject to the satisfaction of certain conditions. The Credit Agreement also permits, subject to the satisfaction of certain conditions, additional commitments from one or more of the existing lenders or other lenders (with the consent of Citibank) in an amount not to exceed $250.0 million. If additional borrowings are made pursuant to any such additional commitments, the aggregate borrowing limit under the Facility may be increased up to $600.0 million. The Facility bears interest at a floating rate based on the Eurodollar rate plus a margin that is determined based on the Company’s leverage ratio calculated in accordance with the Credit Agreement, which can range from 1.65% to 2.90%. Based on the Company’s current leverage ratio, the current margin is 1.65%. The Facility replaces the Company's $150.0 million revolving line of credit which was scheduled to mature on October 1, 2014.
The obligations of the Company under the Credit Agreement are secured by a first priority lien on all of the Company's equity interests in each entity that directly or indirectly owns all or a portion of the properties constituting the borrowing base and collateral assignments of the Company's senior and junior debt positions in certain borrowing base properties. The Facility is full recourse to SCOLP and each of the guarantors. At the lenders’ option, the Facility will become immediately due and payable upon an event of default under the Credit Agreement.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events
On May 17, 2013, the Company issued a press release announcing the closing of the Facility described in Item 1.01 above. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit No.	Description
10.1
Credit Agreement, dated May 15, 2013, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers, Bank of America, N.A., as Syndication Agent, BMO Capital Markets, as Joint Lead Arranger, and Bank of Montreal and Fifth Third Bank, as Co-Documentation Agents

99.1	Press Release, dated May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 17, 2013	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated May 15, 2013, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers, Bank of America, N.A., as Syndication Agent, BMO Capital Markets, as Joint Lead Arranger, and Bank of Montreal and Fifth Third Bank, as Co-Documentation Agents

99.1	Press Release, dated May 17, 2013